                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):  July 9, 1998
                                                           ------------



                                 STAPLES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



        0-17586                                              04-2896127
        -------                                          ------------------
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)

                   One Research Drive, Westborough, MA  01581
                   ------------------------------------------
              (Address of principal executive office and zip code)


                                 508-370-8500
                                 ------------
             (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS
        ------------

Post-Merger Financial Results

Staples, Inc. (the "Company") is filing summary statement of operations data for the two months ended July 4, 1998, and summary balance sheet data at July 4, 1998. All figures reflect the merger between the Company and Quill Corporation and certain related entities (collectively referred to as "Quill") on May 21, 1998, which was accounted for as a pooling of interests. The Company expects to incur a charge to earnings of approximately $39 million in the quarter ended August 1, 1998 in connection with this merger. The statement of operations data for the two months ended July 4, 1998, and the balance sheet data at July 4, 1998, are derived from the Company's unaudited consolidated financial statements. Earnings per share data have not been provided since such amounts are calculated on a quarterly and annual weighted average basis.


Staples, Inc. Condensed Financial Data (Unaudited) in thousands:

                                                   For the two
                                                   months ended
                                                   July 4, 1998
                                                ------------------

Sales                                                $1,013,593
Net income                                               26,958

                                                   July 4, 1998
                                                ------------------

Total assets                                         $2,558,211
Total liabilities                                     1,435,113
Total shareholders' equity                            1,123,098


Because of rules pertaining to pooling of interests accounting, at least 30 days of post-merger financial results for the combined Company and Quill must be published before the former stockholders of Quill may sell the shares acquired in the merger. This is the first time that the Company has published two month results. Because this is so unusual, the Company cautions that monthly results may reflect trends or variations that would not necessarily be evident in quarterly results, just as the seasonal variation inherent in quarterly results are not apparent in annual results. For example, the Company's results can be affected by the timing of store openings and closings, the amount of sales contributed by new and existing stores and the timing of certain holidays. The operating results for the two months ended July 4, 1998 are not necessarily indicative of the results that may be expected for the second quarter ending August 1, 1998 or for the fiscal year ending January 30, 1999.

                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     July 9, 1998                      /s/ John J. Mahoney
       ---------------                      -------------------
                                            John J. Mahoney
                                            Executive Vice President and
                                              Chief Administrative Officer